USA Truck Names John R. Rogers President and CEO;
Thomas Glaser Appointed Vice Chairman

Highly Accomplished Transportation and Logistics Executive Appointed to
Further Drive Earnings Gains

VAN BUREN, ARK. – January 13, 2016 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced changes in its executive leadership team, including the appointment of John (“Randy”) R. Rogers as president and chief executive officer effective January 14, 2016. Mr. Rogers succeeds Thomas Glaser, who will remain on the Board and has been appointed vice chairman.  Mr. Glaser will work closely with the Company’s executive team and staff to facilitate the transition.

USA Truck Chairman Robert A. Peiser commented, “Randy is a highly accomplished transportation and logistics executive with an impressive track record in one of the world’s top logistics companies.  During his two decades in the industry, he has managed complex and integrated logistics businesses, key geographies and multiple industry sectors, successfully executing the strategic priorities for each of the businesses he has led and putting them on a sound growth track.  With Randy’s extensive experience in logistics and Martin Tewari in place as President - Trucking, USA Truck is well positioned to move forward in executing its business strategy.  Our goal will be to drive revenue and market share growth in SCS, the Company’s asset-light brokerage business, while continuing the many improvements we have made in our Trucking operations, with a sharp focus on optimizing return on invested capital in both businesses.”

Mr. Rogers, age 53, was previously president of Energy and Chemicals Americas for DHL Supply Chain (formerly Exel Logistics).  In that capacity, he was responsible for three sub-segments – energy and mining, polymers and specialty chemicals, with operations spanning the U.S. and Canada. He joined DHL Supply Chain in 2000 and during his tenure held a number of regional leadership roles in operations, including vice president of South America, senior vice president of Greater China, and CEO of Southern Europe.  In addition to developing new contract logistics businesses both organically and through acquisitions, Mr. Rogers worked closely with trucking operations and other transportation modes.

Prior to joining DHL Supply Chain, a wholly owned entity of Deutsche Post DHL Group, one of the world’s leading international logistics groups, Mr. Rogers was country manager for CSX Transportation’s Mexican subsidiary CSX de Mexico S.A. DE CV and manager, international marketing, railroad for CSX Transportation, Inc. (a Class I railroad).  He earned a B.S., Economics from Pennsylvania State University and an M.B.A., International Management from the Middlebury Institute of International Studies at Monterey.

Mr. Peiser continued, “We are grateful to Tom Glaser, who came out of retirement to lead USA Truck when the Company’s former CEO left for health reasons in mid-2015.  Our Company was very fortunate to have someone with extensive trucking industry experience and familiarity with USA Truck’s operations available to assume the leadership position.  He re-energized our turnaround and accomplished a substantial restructuring of our Trucking operations in the process creating a sustainable platform for that business.  We look forward to continuing the direction Tom established for Trucking under Martin Tewari’s leadership.  Tom’s ongoing involvement as vice chairman will ensure continuity and a smooth transition.”

Mr. Glaser remarked, “I have had the privilege of working with USA Truck in a variety of capacities since mid-2012.  Following on the return to profitability in 2014, we have taken further steps towards achieving a Trucking operating ratio in line with the industry.  These included recruiting new operational leadership and implementing initiatives to right-size the fleet and to improve operational efficiency and customer service.  With a strong foundation in place, we believe USA Truck is well positioned to advance to the next generation of leadership and place greater emphasis on growing the Company’s asset-light business.  I look forward to my continuing role as vice chairman of the board.”

About USA Truck
USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the "Financial Releases" tab of the "Investors" menu.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including statements concerning expected financial and operating improvements and management capability, are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

Company Contact
Michael Borrows, EVP & CFO
USA Truck, Inc.
(479) 471-3523
Michael.Borrows@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

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